                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

                                                  JURISDICTION OF
          SUBSIDIARY                               INCORPORATION
          ----------                              ---------------
   1. Datametrics Technology Systems Corporation     Delaware
   2. Datametrics Service Corporation                Delaware
   3. Datametrics Limited                            Barbados